Exhibit 10.1

ACQUISITION AGREEMENT

AND

PLAN OF SHARE EXCHANGE

AGREEMENT, made effective this March 31, 2020 (the “Effective Date”) by and among ACACIA DIVERSIFIED HOLDINGS, INC., a Texas corporation, (“ACCA”); ORCIM FINANCIAL HOLDINGS, LLC, a Maryland Company (“OFH”); RICHARD PERTILE and the Board of Directors; NeIL GHOLSOn, RICHARD PAULA, and DANNY GIBBS shareholders, Officers and Directors of ACCA; and JEFF BEARDEN (referred to as “MANAGING MEMBER”), officer and authorized agent for OFH.

RECITALS

WHEREAS, ACCA desires to acquire all of the issued and outstanding Preferred Membership Units of OFH by an exchange (the "Exchange") wherein all of the issued and outstanding Preferred Membership Units of OFH shall be exchanged for 1,475,000 Preferred Stock which translates to 100% of ACCA (the “Preferred Stock”); OFH agrees to settle ALL outstanding ACCA debt, currently listed as an addendum to this document and presented to OFH; and

WHEREAS, Simultaneous with the closing of the transactions contemplated by the Exchange, ACCA shall enter into a transaction transferring ACCA assets and all issued and outstanding shares of common stock of all ACCA wholly owned subsidiaries to Rick Pertile in exchange for the cancellation and assignment of debt currently obligated by ACCA.

WHEREAS, Board of Directors, ACCA, OFH and the members agree to enter into this Agreement which shall result in OFH becoming a wholly owned subsidiary of ACCA with the former Preferred Member of OFH controlling a majority of ACCA via ACCA Preferred Stock.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

Article I      EXCHANGE OF SECURITIES

SECTION 1.1        Issuance of Shares and Units; Subject to all of the terms and conditions of this Agreement, the parties hereto agree that, at Closing, for the Preferred Membership Units of OFH Preferred stock exchanged pursuant to this Agreement by any Managing member of OFH, the Managing Member of OFH shall receive the shares of Preferred Stock of ACCA as set forth on Schedule 1.

SECTION 1.2        Transfer of Subsidiaries; Subject to all the terms and conditions of this Agreement, the parties hereto also agree that, at closing, ACCA shall transfer to Richard Pertile all the issued and outstanding shares of each of the wholly-owned subsidiaries of ACCA as follows: MariJ Pharmaceuticals, Inc., Eufloria Medical of Tennessee, Inc., Medahub Inc. and Medahub Operations Group, Inc. in exchange and transfer of liabilities obligated by ACCA.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF OFH AND THE STAKEHOLDERS

OFH and the Stakeholders hereby represent and warrant to ACCA that:

SECTION 2.1      Capitalization. The outstanding and issued Preferred Membership Units of OFH consists of 1000 Units.

SECTION 2.2      Title to the Shares. Upon consummation of the Contemplated Transactions and the satisfaction of the conditions to Closing set forth herein, ACCA will own all of the Preferred Membership Units issued and outstanding of OFH, free and clear of any Lien. At the Closing, The Members of OFH will deliver OFH Preferred Membership Units to ACCA free and clear of any Lien, other than restrictions imposed by the Securities Act of 1933, as amended, (the "Securities Act") and applicable securities Laws including the laws of the State of Maryland.

SECTION 2.3     Authority Relative to this Agreement. At the Closing, OFH will have full power, capacity and authority to execute and deliver each Transaction Document to which it is or, at Closing, will be, a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution, delivery and performance by OFH and the Stakeholders of each Transaction Document and the consummation of the Contemplated Transactions to which OFH and/or the Stakeholders are, or at Closing, will be, a party will have been duly and validly authorized by OFH and The Stakeholders and no other acts by or on behalf of OFH or the Stakeholders will be necessary or required to authorize the execution, delivery and performance by each of OFH and the Stakeholders of each Transaction Document and the consummation of the Contemplated Transactions to which it or he is or, at Closing, will be, a party. This Agreement and the other Transaction Documents to which OFH or the Stakeholders is a party have been duly and validly executed and delivered by OFH or the Stakeholders, respectively, and (assuming the valid execution and delivery thereof by the other parties thereto) will constitute the legal, valid and binding agreements of OFH and the Stakeholders, respectively, enforceable against OFH and the Stakeholders in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

SECTION 2.4     No Conflicts; Consents. The execution, delivery and performance by OFH of each Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which OFH is a party, upon approval of the Stakeholders will not: (i) violate any provision of the certificate or by-laws of OFH; (ii) require OFH to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 2.4 (the "Company Required Consents"); (iii) violate, conflict with or result in a breach or default under (with or without the giving of notice or the passage of time or both), or permit the suspension or termination of, any material Contract (including any Real Property Lease) to which OFH is a party or by which it or any of its assets is bound or subject, or to the best of Company’s knowledge and information result in the creation of any Lien upon any of OFH Units or upon any of the Assets of OFH; (iv) violate any Order, any Law, of any Governmental Body against, or binding upon, OFH or upon any of their respective assets or the Business; or (v) violate or result in the revocation or suspension of any Permit.

SECTION 2.5      Corporate Existence and Power. OFH is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite powers, authority and all Permits required to own and/or operate its Assets and to carry on the Business as now conducted, including all qualifications under any statute in effect in any state or foreign jurisdiction in which OFH operates its Business. OFH is duly qualified to do business and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

SECTION 2.6     Charter Documents and Corporate Records. OFH has heretofore delivered to ACCA true and complete copies of the Membership Agreement, By-Laws and minute books, or comparable instruments, of OFH as in effect on the date hereof. The Unit transfer books of OFH have been made available to ACCA for its inspection and are true and complete in all respects.

SECTION 2.7      Financial Statements.

(a)     Schedule 2.7A sets forth true, complete and correct copies of: (i) OFH and the Subsidiary’s financial statements as of and for the period of inception to March 31, 2020 (the "Interim Statements"); and (ii) all management letters, management representation letters and attorney response letters, if any, issued in connection with the Interim Statements. The Interim Statements present fairly and accurately in all material respects the financial position of OFH as of its date, and the earnings, changes in Stakeholders' equity and cash flows thereof for the periods then ended in accordance with GAAP, consistently applied. Each balance sheet contained therein or delivered pursuant hereto fully sets forth all consolidated Assets and Liabilities of OFH existing as of its date which, under GAAP, should be set forth therein, and each statement of earnings contained therein or delivered pursuant hereto sets forth the items of income and expense of OFH which should be set forth therein in accordance with GAAP.

(b)     All financial, business and accounting books, ledgers, accounts and official and other records relating to OFH have been properly and accurately kept and completed, and OFH has no knowledge, notice belief or information there are any material inaccuracies or discrepancies contained or reflected therein.

SECTION 2.8      Liabilities. OFH has not incurred any Liabilities since March 31, 2020 (the "Latest Balance Sheet Date") except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, and (ii) Liabilities reflected on any balance sheet referred to in Section 2.7(a).

SECTION 2.9      Company Receivables. Except to the extent of the amount of the allowance for doubtful accounts reflected in the Interim Statements, all the Receivables of OFH reflected therein, and all Receivables that have arisen since the Latest Balance Sheet Date (except

Receivables that have been collected since such date), are valid and enforceable Claims subject to no known defenses, offsets, returns, allowances or credits of any kind, and constitute bona fide Receivables collectible in the ordinary course of the Business except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or principles of equity affecting the enforcement of creditors rights generally.

SECTION 2.10    Absence of Certain Changes. Since March 5, 2020 OFH has conducted the Business in the ordinary course consistent with past practice, except as disclosed on Schedule 2.10 hereof, and there has not been:

(i)     Any material adverse change in the Condition of the Business;

(ii)     Any material damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Business or the Assets of OFH;

(iii)     Any change in any method of accounting or accounting practice by OFH;

(iv)     Except for normal increases granted in the ordinary course of business, any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, stakeholders, director, consultant, agent or employee of OFH, or any alteration in the benefits payable or provided to any thereof;

(v)     Any material adverse change in the relationship of OFH with its employees, customers, suppliers or vendors;

(vi)     Except for any changes made in the ordinary course of Business, any material changes in any of OFH’ business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies;

(vii)     Any agreement or arrangement whether written or oral to do any of the foregoing.

(viii)     OFH has no Liability that is past due and which, individually or in the aggregate, exceeds $10,000, except as shown on the Interim Statements.

SECTION 2.11   Leased Real Property. OFH has no fee interest, purchase options or rights of first refusal in any real property and OFH has no leasehold or other interest in any real property, except as set forth on Schedule 2.11 (the "Leased Real Property"), and all leases including all amendments, modifications, extensions, renewals and/or supplements thereto (collectively, "Real Property Leases") are described on Schedule 2.11.

SECTION 2.12     Personal Property; Assets. OFH has good and valid title to (or valid leasehold interest in) all of its personal property and Assets, free and clear of all Liens, except the Permitted Liens and as indicated on Schedule 2.12. The machinery, equipment, computer software and other tangible personal property constituting part of the Assets and all other Assets (whether owned or leased) are in good condition and repair (subject to normal wear and tear) and are reasonably sufficient and adequate in quantity and quality for the operation of the Business as previously and presently conducted. Schedule 2.12 contains a list and description of all tangible personal property owned or leased by OFH with a book value (before depreciation) of $25,000 or more. The Assets constitute all of the assets, which are necessary to operate the Business of OFH as currently conducted.

SECTION 2.13     Contracts. True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) and summaries of the material provisions of all oral Contracts so listed have been made available to ACCA.

(b) All Contracts to which OFH is a party are valid, subsisting, in full force and effect and binding upon OFH and the other parties thereto, in accordance with their terms, except that no representation or warranty is given as to the enforceability of any oral Contracts. Except as set forth on Schedule 2.13, OFH is not in default (or alleged default) under any such Contract.

SECTION 2.14     Patents and Intellectual Property Rights. (a) Schedule 2.14 sets forth a list of each patent, trademark, trade name, service mark, brand mark, brand name, and registered copyright as well as all registrations thereof and pending applications therefor, and each license or other contract relating thereto (collectively, the "Intellectual Property") owned or used in connection with the Business by OFH and indicates, with respect to each item of Company's Intellectual Property that is licensed by OFH, the name of the licensor thereof and, with respect to oral Contracts, the terms of such license relating thereto. The use of the foregoing by OFH does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, patent, trademark, trade name, service mark, brand name, computer program, database, industrial design, trade secret, copyright or any pending application thereto of any other person and there have been no claims made and OFH has not received any notice or otherwise know that any of the foregoing is invalid or conflicts with the asserted rights of other Persons or have not been used or enforced or have been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of the Intellectual Property, except as set forth on Schedule 2.14A.

(b) OFH owns or has rights to use all Intellectual Property, know-how, formulae and other proprietary and trade rights necessary to conduct the Business as it is now conducted. OFH has not forfeited or otherwise relinquished any such Intellectual Property, know-how, formulae or other proprietary right used in the conduct of the Business as now conducted.

(c) To the extent used in the conduct of the Business by OFH, each of the licenses or other contracts relating to OFH’ Intellectual Property (collectively, the "Intellectual Property Licenses") is in full force and effect and is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no notice or claim of default under any Intellectual Property License either by OFH or, to OFH’ knowledge, by any other party thereto, and to OFH’ knowledge, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default by OFH thereunder.

SECTION 2.15     Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving OFH, its Assets, the Business, or OFH Units. There are no actions, suits, claims or counterclaims, examinations, Company Required Consents or legal, administrative, governmental or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the best of OFH’ knowledge, threatened on the date hereof, against or involving OFH, its Assets, the Business or OFH Units.

SECTION 2.16     Taxes. Except as set forth in Schedule 2.16:

(i)     OFH has timely filed or, if not yet due but due before Closing, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete in all material respects;

(ii)     OFH has paid, or if payment is not yet due but due before Closing, will promptly pay when due to each appropriate Tax Authority, all Taxes of OFH shown as due on the Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing;

(iii)     the accruals for Taxes currently payable as well as for deferred Taxes shown on the financial statements of OFH as of the date of the Interim Statements or the date of any financial statements delivered hereunder: (A) adequately provide for all contingent Tax Liabilities of OFH as of the date thereof; and (B) accurately reflect, as of the date thereof, all unpaid Taxes of OFH whether or not disputed, in each case as required to be reflected thereon in order for such statements to be in accordance with GAAP;

(iv)     no extension of time has been requested or granted for OFH to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and OFH has not granted a power of attorney that remains outstanding with regard to any Tax matter;

(v)     OFH has not received notice of a determination by a Tax Authority that Taxes are currently owned by OFH (such determination to be referred to as a "Tax Deficiency") and, to OFH’ knowledge, no Tax Deficiency is proposed or threatened;

(vi)     all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

(vii)     there are no Tax Liens on or pending against OFH or any of the Assets, other than those which constitute Permitted Liens;

(viii)     there are no presently outstanding waivers or extensions or requests for a waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

(ix)     no issue has been raised in any examination, investigation, Company Required Consents, suit, action, claim or proceeding relating to Taxes (a "Tax Company Required Consents") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

(x)     there are no pending or threatened Tax audits of OFH;

(xi)     OFH has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes;

(xii)     there are no transfer or other taxes (other than income taxes) imposed by any state on OFH by virtue of the Contemplated Transactions; and

(xiii)     no claim has been made by any Tax Authority that OFH is subject to Tax in a jurisdiction in which OFH is not then paying Tax of the type asserted.

Each reference to a provision of the Code in this Section 2.16 shall be treated for state and local Tax purposes as a reference to analogous or similar provisions of state and local law.

SECTION 2.17    Compliance with Laws. OFH is not in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders") and to the best of OFH’ knowledge, belief and information, any Laws of any Governmental Bodies affecting OFH, OFH Shares or the Business.

SECTION 2.18     Permits. OFH has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals (collectively, "Permits"), and has made all required registrations and filings with all Governmental Bodies, that are necessary to the ownership of the Assets, the use and occupancy of the Leased Real Property, as presently used and operated, and the conduct of the Business or otherwise required to be obtained by OFH. All Permits required to be obtained or maintained by OFH are listed on Schedule 2.18 and are in full force and effect; no violations are or have been recorded, nor have any notices or violations thereof been received, in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit; and the consummation of the Contemplated Transactions will not (or with the giving of notice or the passage of time or both will not) cause any Permit to be revoked or limited.

SECTION 2.19     Environmental Matters. To the best of OFH’ knowledge, belief and information, OFH is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

SECTION 2.20     Finders Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of OFH who might be entitled to any fee or commission from OFH in connection with the consummation of the Contemplated Transactions.

SECTION 2.21     Disclosure. Neither this Agreement, the Schedules hereto, nor any reviewed or unaudited financial statements, documents or certificates furnished or to be furnished to ACCA or ACCA by or on behalf of OFH or the Stakeholder pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Except for general current economic conditions effecting the entire economy or OFH’ entire industry and not specific to the Business, there are no events, transactions or other facts known by OFH, which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a material adverse effect on the general affairs or Condition of the Business.

Article III      REPRESENTATIONS AND WARRANTIES OF ACCA.

ACCA represents and warrants to OFH and the Stakeholders that:

SECTION 3.1      Organization. ACCA is a corporation duly organized, validly existing, and in good standing under the laws of Texas, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated, and duly qualified to do business in each of such states and other jurisdictions where its business requires such qualification. ACCA may change its domicile to prior to closing of the transactions contemplated by this Agreement (the “Closing”). ACCA has heretofore delivered to OFH true and complete copies of the Certificate of Incorporation and By-laws of ACCA as in effect on the date hereof. The stock books of ACCA which have been made available to OFH for its inspection are true and complete. The stockholders are the sole record and beneficial owner of all of the outstanding capital stock of ACCA and there are no options, warrants or other agreements of any kind outstanding or proposed to be issued with respect to the capital stock of ACCA.

SECTION 3.2     Capital. At the Closing of the transactions contemplated by this Agreement, ACCA shall have an issuance which consists of ________________ shares of Common stock and 1,475,000 shares of Preferred stock; and no outstanding warrants, options or other rights to acquire any equity of ACCA. All issued and outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable, and subject to no preemptive rights of any shareholder.

SECTION 3.3       Liabilities. At Closing, ACCA shall have no liabilities other than as specified in Schedule 3.3.

SECTION 3.4      Compliance with Laws. To the best of the officers and directors of ACCA knowledge and belief, ACCA has complied with all, and is not in violation of any, applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or any applicable law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), including, without limitation, any applicable building, zoning, environmental or other law, ordinance, or regulation, of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of ACCA. ACCA has not made any illegal payment to officers or employees of any Governmental Body, or made any illegal payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other illegal reciprocal practice, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by ACCA.

SECTION 3.5      Litigation. ACCA is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge and belief of ACCA, threatened against or affecting ACCA or its business, assets, or financial condition. To the best of the officers and directors of ACCA knowledge and belief, ACCA is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. ACCA is not engaged in any lawsuits to recover any material amount of monies due to it except as disclosed herein.

SECTION 3.6      Authority. The Board of Directors of ACCA has authorized the execution of this Agreement and the transactions contemplated herein, and since it has been approved by a shareholder representing greater than 50% of the total issued and outstanding Preferred stock of ACCA it has full power and authority to execute, deliver and perform this Agreement and this Agreement will be the legal, valid and binding obligation of ACCA, enforceable against ACCA in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

SECTION 3.7      Ability to Carry Out Obligations. The execution and delivery of this Agreement by ACCA and the performance by ACCA, to the best of the officers and directors of ACCA knowledge and belief, will not conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which ACCA is a party, or by which it may be bound, nor will any consents or authorizations of any government body or other party other than those hereto be required, (b) an event that would violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, or otherwise cause the termination of or give any other contracting party to a contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, purchase order, sales order, agreement with customer, agreement with supplier, union contract, collective bargaining agreement, mortgage, license, permit, franchise, commitment or other binding arrangement, whether written, oral, express or implied, (“Contract”) the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under any contract to which ACCA is a party or by or to which it or any of its properties may be bound or subject, or result in the creation of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind upon the properties of ACCA or to accelerate the maturity of any indebtedness or other obligation of ACCA, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of ACCA.

SECTION 3.8      Title. The shares of ACCA stock to be issued pursuant to this Agreement will be, at Closing, free and clear of all liens, security interests, pledges, charges, claims encumbrances and restrictions of any kind. None of such shares of ACCA are or will be subject to voting trusts or agreements, no person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. ACCA is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law rule, regulation or decree which would, as a result of the issuance of the shares of ACCA stock, impair, restrict or delay any voting rights with respect to the shares of ACCA stock.

SECTION 3.9       Subsidiaries. Except with respect to the transactions contemplated by this Agreement, ACCA will not have any subsidiaries (whether held directly or indirectly) or any equity investment in any corporation, partnership, joint venture or other business at the time of Closing.

SECTION 3.10     Disclosure. Neither this Agreement, the Schedules hereto, nor any documents or certificates furnished or to be furnished to OFH by or on behalf of ACCA pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Article IV      ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

SECTION 4.1      Share Ownership. The Stakeholder holds Units of OFH. The Units are owned of record and are held beneficially by each holder thereof, and such Units are not subject to any lien, encumbrance or pledge. The Stakeholder has the authority to exchange such Preferred Membership Units pursuant to this Agreement.

SECTION 4.2     Investment Intent. The Shareholder understands and acknowledges that the shares of ACCA Preferred Stock are being offered for exchange in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) for non-public offerings; and the Shareholder makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of the Shareholder as a purchaser of securities.

(a) The ACCA Preferred Stock are being acquired solely for the account of the Shareholder, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the ACCA Preferred Stock.

(b) The Shareholder agrees not to dispose of his ACCA Preferred Stock or any portion thereof unless and until counsel for ACCA shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 (the “1933 Act”) or any applicable state securities laws, or the rules and regulations thereunder.

(c) The Shareholder acknowledges that ACCA has made all documentation pertaining to all aspects of ACCA and the transaction herein available to him and to his qualified representative(s), if any, and has offered such person or persons an opportunity to discuss ACCA and the transaction herein with the officers of ACCA.

SECTION 4.3      Shareholder and Issued Units. The Stakeholder owns 1,000 Preferred Membership Units of OFH which consists of all of the issued and outstanding Preferred Membership Units of OFH.

SECTION 4.4        Indemnification. The Shareholder recognizes that the offer of ACCA Preferred Stock to him/her is based upon his/her representations and warranties set forth and contained herein and hereby agrees to indemnify and hold harmless ACCA against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by such Shareholder.

SECTION 4.5        Restrictive Legend. The Shareholder agrees that the certificates evidencing the ACCA Preferred Stock acquired pursuant to this Agreement will have a legend placed thereon which will restrict the sale of said shares for times and upon conditions that are subject to federal and state securities laws.

Article V      PRE-CLOSING COVENANTS

SECTION 5.1     Investigative Rights. From the date of this Agreement each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours to all of OFH’ and ACCA’S properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with any information concerning OFH’ and ACCA’S affairs as the other party may reasonably request.

SECTION 5.2      Conduct of Business. Prior to the Closing, OFH and ACCA shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. OFH shall not amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell Units or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

ARTICLE VI COVENANTS

SECTION 6.1      Prompt resignation of officers and directors: Upon Closing, Jeff Bearden shall be elected or appointed as Chief Executive Officer and Chairman of the Board of Directors of ACCA.

SECTION 6.2      Asset Transfer; The parties acknowledge and agree that simultaneous with the consummation of the transactions contemplated by the Exchange, (i) ACCA shall transfer ACCA assets to Rick Pertile in exchange for the cancellation and transfer of liabilities obligated by ACCA.

SECTION 6.3.     Transfer of Subsidiaries; Subject to all the terms and conditions of this Agreement, the parties hereto also agree that, at closing, ACCA shall transfer to Richard Pertile all the issued and outstanding shares of each of the wholly-owned subsidiaries of ACCA as follows: MariJ Pharmaceuticals, Inc., Eufloria Medical of Tennessee, Inc., Medahub Inc. and Medahub Operations Group, Inc. in exchange and transfer of liabilities obligated by ACCA.

ARTICLE VII CLOSING

SECTION 7.1      Closing. The Closing of this transaction shall be held at the offices of ACCA, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. In the event the Closing herein has not been completed by: April 27th, 20202 any party hereto may terminate this agreement and in such event this Agreement shall be null and void.

(a) The Stakeholder shall present the certificates representing his Preferred Membership Units of OFH being exchanged to ACCA, and such certificates will be duly endorsed.

(b) The Shareholder shall receive a certificate or certificates representing the number of shares of ACCA Preferred Stock for which the Membership Units of OFH Preferred Units shall have been exchanged.

(c) ACCA shall deliver an officer's certificate dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of ACCA are true and correct as of, or have been fully performed and complied with by, the Closing Date.

(d) ACCA shall deliver a signed consent and/or Minutes of the Directors of ACCA approving this Agreement and each matter to be approved by the Directors of ACCA under this Agreement.

(e) OFH shall deliver an officer’s certificate dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of OFH are true and correct as of, or have been fully performed and complied with by, the Closing Date.

ARTICLE VII MISCELLANEOUS

SECTION 8.1       Captions. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

SECTION 8.2       No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

SECTION 8.3      Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

SECTION 8.4       Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

SECTION 8.5      Entire Agreement. This Agreement contains the entire Agreement and understanding among the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

SECTION 8.6       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 8.7     Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or delivered by a national courier service, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To: ACCA,

Attention: Richrd Pertile

13575 58th Street North #138

Clearwater, Florida 33760

To OFH:

________________

________________

________________

________________

SECTION 8.8       Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

SECTION 8.9       Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to affect the transaction described herein.

SECTION 8.10     Announcements. ACCA and Shareholder will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

SECTION 8.11     Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

SECTION 8.12     Brokerage. OFH, ACCA and Shareholder each represent that no finder, broker, investment banker or other similar person has been involved in this transaction. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder’s fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

SECTION 8.13     Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year. Notwithstanding anything contained herein, any obligation to indemnify pursuant to a claim given within the applicable period hereunder shall continue in effect until such indemnification obligation is satisfied.

SECTION 8.14     Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

SECTION 8.15     Arbitration of Disputes. Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitration shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys' fees and expenses of their respective counsel.

SECTION 8.16     Facsimile Execution. This Agreement may be executed in counterparts by original or telefax signatures, and all counterparts of this Agreement which are executed by telefax signature shall be valid and binding as original signatures for all purposes.

SECTION 8.17     Choice of Law. This Agreement and its application shall be governed by the laws of the state of Maryland.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives, all as of the date first written above.

ACCA

(a Texas corporation)

By: /s/: Richard K. Pertile	By: /s/: Neil Gholson
Name: RICHARD K. PERTILE	Name: NEIL GHOLSON
Title: President / CEO	Title: Director

By: /s/: Danny Gibbs	By: /s/: Richard Paula
Name: DANNY GIBBS	Name: RICHARD PAULA
Title: Director	Title: Director

OFH

(a Maryland LLC)

By:    /s/: Jeff Bearden

Name: JEFF BEARDEN

Title: Managing Member

SCHEDULE 1 PREFERRED SHARES

There are a total of 1,475,000 class “B” preferred shares of Acacia Diversified Holdings, Inc. as of March 31, 2020. These shares of Preferred Stock are duly authorized, unissued and are not the subject of any effective registration statement on file with the U.S. Securities and Exchange Commission.

The preferred shares will be issued in: ORCIM Financial Holdings LLC, 704 Forest Glen Road Silver Spring MD 20901, EIN: 85-0836366

SCHEDULE 3.3 ACCA LIABILITIES AT CLOSING

1)	$95,000 payable to KWCO PC, Auditors of ACCA
2)	$15,000 to ACCA’s SEC attorney (the Law Office of Clifford Hunt, P.A.)
3)	$7,350 payable to the OTC Markets
4)	$91,000 in back pay and bonuses Payable to Kim Edwards (ACCA COO)
5)	$20,700 due to Capital One Credit card (Payable to Richard Pertile)
6)	$187,000 back pay to ACCA CEO – (this could be settled in cash, stock, or a combination thereof.
7)	$250,000 convertible notes due to Geneva Roth Capital.

ADDENDUM

TO

ACQUISITION AGREEMENT AND

PLAN OF SHARE EXCHANGE

WHEREAS, the parties hereto have previously entered into that certain Acquisition Agreement And Plan Of Share Exchange dated March 31, 2020 (the “Agreement”) to effectuate a change of control of Acacia Diversified Holdings, Inc. (the “Company”) to ORCIM Financial Holdings, LLC (“OFH”) (the “Parties”); and

WHEREAS, the Parties desire to add additional terms to the Agreement pursuant to this Addendum To Acquisition Agreement And Plan Of Share Exchange (the “Addendum”) in order to clarify the effective date of the Agreement and the release of the Series B Convertible Preferred Stock (the “Preferred Stock”) held in escrow pending completion and satisfaction of all terms of the Agreement; and

NOW THEREFORE, based upon good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby further agree as follows:

1.     The Parties agree that the Agreement and change of control shall not be effective until such time as all conditions of the Agreement shall have been performed, including but not limited to, the acquisition of funding by OFH to satisfy the debts of the Company and the resignation of the existing Board of Directors and officers of the Company.

2.     The Preferred stock shall be issued upon execution of the Agreement and this Addendum but held in escrow pending completion of all Terms of the Agreement and acquisition of funding by OFH and such other terms as the Parties may agree upon pending the closing of the change in control transaction as contemplated by the Agreement.

IN WITNESS WHEREOF, the Parties hereby execute this Addendum as of March 31, 2020.

ACACIA DIVERSIFIED HOLDINGS, INC.

/s/: Richard K Pertile

Richard K. Pertile, Chief Executive Officer

ORCIM FINANCIAL HOLDINGS, LLC

/s/: Jeffery D. Bearden

Jeffery D. Bearden, Manager